UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2017

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following four directors, to serve for terms expiring at the Registrant’s Annual Meeting of Shareholders in the years indicated below or until such director’s earlier resignation or retirement or until a successor is duly elected and qualifies to serve.

Term Expiring at the 2020 Annual Meeting:

Name	For	Against	Abstentions	Broker Non-Votes
Walter C. Ayers	42,085,579	746,104	145,166	5,153,410
Jean E. Davis	42,089,652	742,463	144,734	5,153,410
Jeffrey S. Kane	42,089,993	741,464	145,392	5,153,410
Kim S. Price	42,262,124	1,566,287	148,438	5,153,410

Proposal 2: The Registrant’s shareholders ratified the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

.

For	Against	Abstentions	Broker Non-Votes
47,423,245	329,465	377,549	0

Proposal 3: The Registrant’s shareholders adopted a nonbinding, advisory resolution approving the compensation of the Registrant’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
41,628,024	1,163,372	185,453	5,153,410

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2017

PARK STERLING CORPORATION

	By:	/s/ Donald K. Truslow
Donald K. Truslow
Chief Financial Officer